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                                                                      EXHIBIT 5

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

NetScout Systems, Inc.
4 Technology Park Drive
Westford, MA  01886

Re: Registration Statement of Form S-8 Relating to the NextPoint Networks, Inc.
    1997 Stock Incentive Plan and NextPoint Networks, Inc. 2000 Stock Incentive Plan (collectively, the "Plans")

Ladies and Gentlemen:

         We are acting as counsel for NetScout Systems, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration on a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, of the offer and sale of up to 273,901 shares (the "SHARES") of Common Stock, par value $.001 per share, of the Company issuable pursuant to the Plans.

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the NextPoint Networks, Inc. 1997 Stock Incentive Plan (b) the NextPoint Networks, Inc. 2000 Stock Incentive Plan, (c) the Company's Third Amended and Restated Certificate of Incorporation, (d) the Company's Amended and Restated By-laws,
(e) a specimen of the form of Certificate evidencing the Shares and (f) the minute books of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plans and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Testa, Hurwitz & Thibeault, LLP

                                            TESTA, HURWITZ & THIBEAULT, LLP